Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except share and per share data, unless otherwise stated)

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2026 and, if not defined in the Form 8-K, capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the definitive proxy statement/prospectus filed by Cartesian Growth Corporation III with the Commission on May 6, 2026, prior to the consummation of the business combination (the “Proxy Statement/Prospectus”).

Introduction

The following is selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives pro forma effect to the Business Combination as if it was consummated on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 give pro forma effect to the Business Combination as if it was consummated on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following:

•	Factorial’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026, included as Exhibit 99.1 to the Form 8-K;

•	Factorial’s audited consolidated financial statements for the year ended December 31, 2025, included in the Proxy Statement/Prospectus;

•	CGC’s unaudited condensed financial statements as of and for the three months ended March 31, 2026, included in the Quarterly Report on Form 10-Q filed with the Commission on May 15, 2026; and

•	CGC’s audited financial statements for the year ended December 31, 2025, included in the Annual Report on Form 10-K filed with the Commission on March 23, 2026; and

•	Factorial Common Stock is calculated based on shares outstanding as of the Merger Effective Time, and shares underlying vested and outstanding Factorial Options as of the Merger Effective Time for purposes of determining the Consideration Ratio.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Factorial” included in Exhibit 99.3 to the Form 8-K and incorporated by reference.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the actual results of operations of the combined company would have been had the Business Combination occurred on March 31, 2026 or January 1, 2025, respectively. The unaudited pro forma condensed combined financial information has been prepared, in accordance with Article 11 of Regulation S-X and is for informational purposes only. It is subject to several uncertainties and assumptions as described in the accompanying notes.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Transaction

On December 17, 2025, CGC entered into the Business Combination Agreement with Factorial and Merger Sub, pursuant to which on June 5, 2026 (the “Merger Effective Time”) Merger Sub merged with and into Factorial, with Factorial surviving the merger as a wholly-owned subsidiary of CGC.

The board of directors of CGC has approved the Business Combination and the Domestication. In connection with, and as part of, the Domestication, CGC became a Delaware corporation and changed its corporate name to Factorial Energy, Inc. (“PubCo”) and all outstanding securities of CGC converted into securities of PubCo, as described in more detail in the Proxy Statement/Prospectus.

By virtue of the Merger and without any action on the part of any Party or any other person, the Aggregate Merger Consideration, equal to the Equity Value of $1.1 billion, consisting of a number of shares of PubCo Common Stock equal to the Equity Value divided by the Redemption Price, was issued as set forth in (i)-(iv) or reserved for issuance as set forth in (v)-(vi) below:

i.	At the Merger Effective Time, each share of Factorial Common Stock that was issued and outstanding as of immediately prior to the Merger Effective Time (excluding treasury shares, dissenting shares and shares held by the Factorial Founders) was automatically canceled and converted into the right to receive a corresponding number of shares of PubCo Series A Common Stock equal to the Consideration Ratio and each share of Factorial’s capital stock that was issued and outstanding as of immediately prior to the Merger Effective Time held by the Factorial Founders was automatically canceled and converted into the right to receive a corresponding number of shares of PubCo Series B Common Stock equal to the Consideration Ratio;

ii.	The number of shares of Factorial Common Stock set forth in (i) above gave effect to:

a.	The conversion of each outstanding convertible debt instrument including accrued interest (including the Factorial Convertible Notes) into Factorial Common Stock pursuant to its terms;

b.	The conversion of each issued and outstanding share of Factorial Preferred Stock into a number of shares of Factorial Common Stock in accordance with the terms of Section 5.1 of the Factorial Certificate of Incorporation in effect immediately prior to the Merger Effective Time; and

c.	The conversion of each issued and outstanding Factorial Warrant into a number of shares of Factorial Common Stock in accordance with the terms of the corresponding warrant agreements;

iii.	each share of Factorial Common Stock held immediately prior to the Merger Effective Time by Factorial as treasury stock was automatically cancelled and extinguished, and no consideration was paid with respect thereto;

iv.	each share of capital stock of Merger Sub issued and outstanding immediately prior to the Merger Effective Time was automatically cancelled and extinguished and converted into one share of Factorial Common Stock;

v.	each outstanding and unexercised vested Factorial Option to purchase shares of Factorial Common Stock became a PubCo Option containing the same terms, conditions, vesting and other provisions as were historically applicable to such Factorial Options and each resulting PubCo Option became exercisable for the number of shares of PubCo Series A Common Stock equal to the Consideration Ratio multiplied by the number of shares of Factorial common stock subject to the Factorial Option as of immediately prior to the Merger Effective Time, rounded down to the nearest whole share, at an exercise price equal to the per share exercise price of the Factorial Option divided by the Consideration Ratio, rounded up to the nearest whole cent; and

vi.	each Factorial RSU that was outstanding with respect to shares of Factorial Common Stock was cancelled in exchange for a PubCo RSU under the PubCo Incentive Plan containing the same terms, conditions, vesting and other provisions as were historically applicable to such Factorial RSU, and each resulting PubCo RSU will settle into a number of shares of PubCo Series A Common Stock equal to a number of shares of PubCo Series A Common Stock as set forth on an allocation schedule, rounded down to the nearest whole share.

In addition, PubCo consummated the PIPE Financing pursuant to the PIPE Purchase Agreements. Under the Institutional Investor Stock Purchase Agreement, the Institutional Investor committed to purchase 7,500,000 shares of PubCo Series A Common Stock for an aggregate purchase price of $75.0 million at $10.00 per share. Prior to Closing, the Institutional Investor purchased 2,000,000 Class A ordinary shares of CGC in open market or privately negotiated transactions, which reduced its remaining PIPE Financing purchase commitment on a share-for-share basis. Accordingly, through the PIPE Financing, PubCo issued 5,500,000 shares of PubCo Series A Common Stock to the Institutional Investor for an aggregate purchase price of $55.0 million. Under the Sponsor Investor Stock Purchase Agreement, the Sponsor Investor committed to purchase 2,400,168 shares of PubCo Series A Common Stock (based on the Merger Effective Time Redemption Price) for an aggregate purchase price of $25.0 million. Prior to Closing, the Sponsor Investor purchased 1,470,764 Class A ordinary shares of CGC in the open market, which reduced its remaining PIPE Financing purchase commitment on a share-for-share basis. Accordingly, through the PIPE Financing, PubCo issued 929,404 shares of PubCo Series A Common Stock to the Sponsor Investor at the closing Redemption Price of $10.41593671 per share, for an aggregate purchase price of approximately $9.7 million.

In connection with the Institutional Investor’s open market purchases, and pursuant to the Letter Agreement among the Institutional Investor, Factorial and the Sponsor executed on May 18, 2026, the Sponsor transferred at Closing 90,000 shares of PubCo Series A Common Stock to the Institutional Investor, representing the $900,000 Differential Amount divided by $10.00, and Factorial reimbursed the Sponsor in cash for such Differential Amount. In addition, pursuant to the Investor Stock Purchase Agreements, the Sponsor transferred, directly or indirectly through forfeiture and reissuance, an aggregate of 750,000 shares of PubCo Series A Common Stock to the Institutional Investor and 250,000 shares of PubCo Series A Common Stock to the Sponsor Investor. After giving effect to these Sponsor share transfers , the Institutional Investor received 6,340,000 shares for $55.0 million, or an effective purchase price of approximately $8.68 per share, and the Sponsor Investor effectively received 1,179,404 shares for $9.7 million, or an effective purchase price of approximately $8.21 per share. Note that based on the nature of such Sponsor to investor transfers, no expense is recorded by PubCo as a result of the transfers.

The diagram below depicts a simplified version of the combined company’s organizational structure immediately following the consummation of the Business Combination and the PIPE Financing:

Set forth below is a calculation, on a per CGC Class A Ordinary Share basis, of the approximate net cash received by PubCo from the Trust Account and PIPE Financing. Such calculations are based upon (i) cash held in the Trust Account as of March 31, 2026 assuming the Merger Effective Time redemption price of $10.41593671 (“Redemption Price”) per Public Share and (ii) $64,681 of gross cash proceeds received from the PIPE Financing, and (iii) approximate transaction expenses of $22,057 including the estimated PIPE Financing transaction expenses of $3,750, Factorial’s approximate transaction expenses of $10,259, and CGC’s approximate transaction expenses of $8,048. Pursuant to the Investor Stock Purchase Agreements, the PIPE Investors were entitled to satisfy a portion of their respective purchase obligations through the acquisition of Public Shares and the non-redemption of such shares. In connection with the Closing, the Institutional Investor acquired 2,000,000 Public Shares and the Sponsor Investor acquired 1,470,764 Public Shares, each of which reduced such investor’s obligation to purchase shares of PubCo Common Stock at Closing on a share-for-share basis. The calculations set forth below give effect to those Public Share purchases in determining the number of shares of PubCo Common Stock issued to the PIPE Investors at Closing.

Below is a calculation, on a per CGC Class A Share basis, of the cash received by PubCo from the Trust Account and PIPE Financing, net of transaction expenses. The total number of shares outstanding in the table below gives effect to the issuance of shares of PubCo Common Stock upon consummation of the Business Combination.

(in thousands, except share and per share amounts)	Actual Redemptions(1)
CGC Class A Ordinary Shares Not Redeemed	4,548,687
Gross Cash Proceeds of Trust Account	$47,379
Gross Cash Proceeds from the PIPE Financing	$64,681
Transaction Expenses(2)	$21,410
Total Shares Outstanding	107,023,245
Net Cash per share of CGC Class A Shares	$0.85

(1)	Reflects redemption of 23,051,313 of CGC Class A Shares out of the 27,600,000 of CGC Class A Ordinary Shares available for redemption by CGC Public Shareholders prior to the Closing. Note that the 4,548,687 shares presented herein include an aggregate of 3,470,764 CGC Class A Shares (the “NRA Shares”) that the Institutional Investor and the Sponsor Investor purchased prior to the Closing to partially satisfy their PIPE Financing obligations.

(2)	Includes cash transaction expenses relating to both the Business Combination and the PIPE Financing. This amount includes $1,346 of cash transaction expenses paid prior to the Closing and $20,064. However, this amount excludes $647 that was payable in Pubco Series A Common Stock for the merger underwriter fee as it’s a non-cash transaction expense. Refer to Note (c) of the unaudited condensed combined pro forma balance sheets as of March 31, 2026 for more information.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under a reverse recapitalization, CGC will be treated as the “acquired” company for financial reporting purposes. Factorial has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Factorial’s shareholders will have the largest voting interest in PubCo;

•	As a result of such voting interest, Factorial’s shareholders will have the ability to nominate a majority of the members of the PubCo Board of Directors;

•	Factorial’s senior management will be the senior management of PubCo; and

•	Factorial is the larger entity, in terms of substantive operations and employee base.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Factorial issuing shares for the net assets of CGC, accompanied by a recapitalization. The net assets of CGC will be stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Factorial.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to Factorial’s issuance of Factorial Convertible Notes in May 2026, that converted into Pubco Series A Common Stock in connection with the Business Combination. Although the Factorial Convertible Notes converted into Pubco Series A Common Stock in connection with the Business Combination, such Factorial Convertible Notes were not issued in connection with, or contingent upon, the Business Combination, as the August 2025 Factorial Convertible Notes were issued to existing investors in Factorial prior to the negotiation of the Business Combination Agreement and the January and May 2026 Factorial Convertible Notes were issued to strategic partners with whom Factorial is party to commercial arrangements and all of the shares issuable upon conversion of the Factorial Convertible Notes have been included in the Aggregate Fully Diluted Factorial Shares. For the Factorial Convertible Notes issued in May 2026, the Company estimated the pro forma effect for proceeds received under such convertible notes through the Merger Effective Time. The pro forma effect of the May 2026 Factorial Convertible Notes issuance has been assumed to have occurred as of March 31, 2026 for balance sheet purposes. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for a more accurate understanding of the combined company upon consummation of the Business Combination.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026 and in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 are based on preliminary estimates. The final amounts recorded may differ from the information presented.

Factorial and CGC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma shares of the combined common stock issued and outstanding immediately after the Business Combination are presented below:

Pro Forma Combined
CGC’s Public Shareholders(1)	4,548,687
Sponsor and DirectorCo(2)	5,810,000
PIPE Institutional Investor(3)	6,340,000
PIPE Sponsor Investor(4)	1,179,404
Factorial Shareholders(5)	89,083,036
Cantor Advisory Fee(6)	62,118
Total shares outstanding	107,023,245

(1)	Reflects redemption of 23,051,313 CGC Class A Shares out of the 27,600,000 CGC Class A Ordinary Shares available for redemption by CGC Public Shareholders prior to the Closing. Note that the 4,548,687 shares presented herein include an aggregate of 3,470,764 CGC Class A Shares (the “NRA Shares”) that the Institutional Investor and the Sponsor Investor purchased prior to the Closing to partially satisfy their PIPE Financing obligations.

(2)	Amount includes 5,710,000 Founder Shares held by the Sponsor and 100,000 Founder Shares held by DirectorCo (in which, each of CGC’s independent directors hold an interest in 30,000 Founder Shares).

(3)	Amount includes (i) the Institutional Investor’s subscription for 5,500,000 shares of PubCo Series A Common Stock at a subscription price of $10.00 per share; plus (ii) the constructive transfer at the Closing of an aggregate of 750,000 shares of PubCo Series A Common Stock from the Sponsor to the Institutional Investor; and plus (iii) an aggregate of 90,000 shares of Pubco Series A Common Stock constructively transferred to the Institutional Investor by the Sponsor as part of the Letter Agreement. The effective subscription price of the Institutional Investor is $8.68 per share, taking into account the foregoing transfers from the Sponsor.

(4)	Amount includes (i) the Sponsor Investor’s subscription for 929,404 shares of PubCo Series A Common Stock at a subscription price equal to the Redemption Price; plus (ii) the constructive transfer at the Closing of an aggregate of 250,000 shares of PubCo Series A Common Stock from the Sponsor to the Sponsor Investor. The effective subscription price of the Sponsor Investor is $8.21 per share, taking into account the foregoing transfer from the Sponsor.

(5)	Includes (i) an aggregate of 3,081,263 shares of PubCo Series A Common Stock issued to holder of Factorial Common Stock from conversion of Factorial Common Stock based upon the Consideration Ratio; (ii) an aggregate of 15,512,744 shares of PubCo Series B Common Stock issued to the Factorial Founders from the exchange of shares of Factorial Common Stock based upon the Consideration Ratio; (iii) an aggregate of 67,314,957 shares of PubCo Series A Common Stock issued to holders of Factorial Preferred Stock from the exchange of shares of Factorial Preferred Stock; (iv) an aggregate of 2,811,447 shares of PubCo Series A Common Stock issued to holders of the Factorial Convertible Notes from conversion of the Factorial Convertible Notes along with accrued interest into shares of Factorial Common Stock immediately before the Business Combination and the subsequent exchange into shares of PubCo Series A Common Stock; and (v) an aggregate of 362,625 shares of PubCo Series A Common Stock issued to holders of the Factorial Warrants from their cashless exercise of the warrants for shares of Factorial Preferred Stock and converted into shares of Factorial Common Stock immediately before the Business Combination and subsequent exchange for PubCo Series A Common Stock.

(6)	Amount includes 62,118 shares of PubCo Series A Common Stock issued to Cantor pursuant to the financial advisor engagement letter as outlined in the section entitled “Certain Engagements in Connection with the Business Combination” of the Proxy Statement/Prospectus.

Unaudited Condensed Combined Pro Forma Balance Sheets as of March 31, 2026
(in thousands, except share and per share data)

			Pro Forma		Pro Forma Combined
	Historical		Adjustments for Q2 2026		Transaction Accounting		Pro Forma Balance
	CGCT	Factorial	Transactions	Notes	Adjustments	Notes	Sheet
Assets
Current assets:
Cash and cash equivalents	$396	$25,449	$1,040	(a)	$287,480	(b)	$118,808
					(240,101)	(f)
					(16,386)	(c)
					60,931	(d)
Deferred offering costs	-	3,468	-		(3,468)	(c)	-
Prepaid expenses and other current assets	113	5,078	-		-		5,191
Total current assets	509	33,995	1,040		88,455		123,999
Restricted cash	-	884	-		-		884
Property and equipment, net	-	20,206	-		-		20,206
Operating lease right-of-use assets, net	-	7,266	-		-		7,266
Other assets	10	40	-		-		50
CGC Investments held in Trust Account	285,869	-	-		(285,869)	(b)	-
Total assets	$286,388	$62,391	$1,040		$(197,414)		$152,405
Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$-	$656	$-		$-		$656
Accrued expenses	1,312	4,128	-		(3,352)	(c)	2,088
Accrued offering costs	75	-	-		-		75
Operating lease liabilities, current portion	-	1,401	-		-		1,401
Total current liabilities	1,387	6,185	-		(3,352)		4,220
Operating lease liabilities, net of current portion	-	6,817	-		-		6,817
Convertible notes liability	-	24,896	1,040	(a)	(25,936)	(e)	-
Deferred UW fee payable	13,140	-	-		(13,140)	(c)	-
Warrant liability	-	3,484	-		(3,484)	(e)	-
Total liabilities	14,527	41,382	1,040		(45,912)		11,037
Redeemable convertible preferred stock
Factorial Series A-1 redeemable convertible preferred stock	-	327	-		(327)	(e)	-
Factorial Series A-2 redeemable convertible preferred stock	-	655	-		(655)	(e)	-
Factorial Series B-1 redeemable convertible preferred stock	-	2,169	-		(2,169)	(e)	-
Factorial Series C-1 redeemable convertible preferred stock	-	28,303	-		(28,303)	(e)	-
Factorial Series C-2 redeemable convertible preferred stock	-	26,013	-		(26,013)	(e)	-
Factorial Series D redeemable convertible preferred stock	-	192,185	-		(192,185)	(e)	-
CGC Class A common stock subject to redemption	285,869	-	-		(285,869)	(f)	-
Total redeemable convertible preferred stock	285,869	249,652	-		(535,521)		-
Stockholders’ equity (deficit)
PubCo Series A common stock	-	-	-		8	(e)	9
					1	(f)
Pubco Series B common stock	-	-	-		2	(e)	2
CGC Class B Common Stock	1	-	-		(1)	(f)	-
Additional paid-in capital	-	36,285	-		(3,362)	(c)	409,374
					268,142	(e)
					47,379	(f)
					60,931	(d)
Accumulated deficit	(14,009)	(264,151)	-		10,886	(e)	(267,274)
Accumulated other comprehensive income	-	(743)	-		-		(743)
Factorial Treasury stock	-	(34)	-		34	(e)	-
Total stockholders' equity (deficit)	(14,008)	(228,643)	-		384,020		141,368
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$286,388	$62,391	$1,040		$(197,414)		$152,405

The pro forma adjustments to the unaudited condensed combined pro forma balance sheet as of March 31, 2026 consist of the following:

(a)	Reflects Factorial’s issuance of additional Convertible Notes in May 2026 for an aggregate $1,040 face value, which were converted, along with accrued interest, into Factorial Common Stock immediately before the consummation of the Business Combination necessitating inclusion in these pro forma adjustments. Note that Factorial has elected the Fair Value Option for the Convertible Notes in accordance with ASC 825, Financial Instruments; however, these pro forma adjustments for the May 2026 transaction herein are not giving effect to any change in fair value of the notes on the date of issuance stemming from such election. Assumptions regarding changes in fair value, including accrued interest, of the Factorial Convertible Notes, are recorded as transaction accounting adjustments in (e).

(b)	Represents the interest earned, based on the Redemption Price of $10.41593671 per CGC Class A Ordinary Share, on investments held in the Trust Account held by CGC of $1,611, and the transfer of both CGC’s investments held in the Trust Account, and the interest earned to cash and cash equivalents prior to the consideration of Redemptions as outlined in (f). Refer to the below table for the pro forma entries. The interest earned is recorded as income for CGC through accumulated deficit and then reclassified into additional paid-in capital because of the Business Combination as described in (f)(i). Refer to the below table for the pro forma entries:

	Cash and cash equivalents	CGC Investments held in Trust Account	Accumulated deficit
Transfer of CGC’s investments held in trust account	287,480	(287,480)
Interest Earned on Investments Held in Trust Account		1,611	(1,611)
Total	287,480	(285,869)	(1,611)

(c)	Reflects the following pro forma adjustments for transaction costs associated with the Business Combination (refer to below table for pro forma entries):

CGC’s transaction expenses of approximately $8,048 related to the Business Combination, of which $11 had been paid as of March 31, 2026 and $8,037 was paid in cash at Closing. The transaction expenses of $8,048 includes a $4,311 underwriting fee, and other transaction costs of $3,737, including $1,147 incurred and expensed through March 31, 2026 (of which $11 had been paid as of March 31, 2026), and $2,590 incurred after March 31, 2026 through the Closing of the Business Combination. The expenses incurred after March 31, 2026, are recorded as expense for CGC through accumulated deficit and then reclassified into additional paid-in capital in consummation of the Business Combination.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, Factorial is the accounting acquirer, and as a result, qualifying transaction costs incurred by Factorial are treated as deferred offering costs and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and Commission Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Business Combination and are reflected in shareholders’ equity (deficit) in these pro formas of the Business Combination with any balance below the net proceeds from this Business Combination.

Factorial’s transaction expenses are approximately $10,259 for transaction expenses related to the Business Combination. The transaction expenses of $10,259 include a $5,000 merger underwriting fee paid in both cash and PubCo Series A Common Stock, $3,468 of other related transaction expenses incurred through March 31, 2026 (of which $1,263 had been paid as of March 31, 2026), and $1,791 of other related transaction expenses incurred after March 31, 2026 through the close of the Business Combination. These costs are reflected in additional paid-in capital in these pro formas.

The $5,000 merger underwriter fee was payable in $2,500 in cash and the remaining $2,500 in a combination of cash and publicly traded common equity securities of the post-combination company. The cash portion of this remaining amount equaled (a) a fraction, the numerator of which is the amount by which the total proceeds received by the combined company in connection with any equity financing consummated in connection with the Business Combination and the cash delivered from CGC’s trust account at the Closing exceed $75,000, and the denominator of which is $50,000, multiplied by (b) $2,500, with the remainder payable in shares of common equity of the post-combination company. Based on actual redemptions, $1,853 was payable in cash, and the remaining $647 was payable in Pubco Series A Common Stock. The adjustment of the $1,853 payment in PubCo Series A Common Stock is reflected in additional paid-in capital in these pro formas.

	Deferred UW Fee Payable	Accrued Expenses	Deferred Offering Costs	Cash and cash equivalents	Additional paid-in capital
CGC cash payments of transaction expenses and adjustments	(13,140)	(1,147)		(8,037)	6,250
Factorial cash payments of transaction expenses		(2,205)	(3,468)	(8,349)	(9,612)
Total	(13,140)	(3,352)	(3,468)	(16,386)	(3,362)

(d)	At the Merger Effective Time, the Institutional Investor purchased from PubCo an aggregate of 6,340,000 shares of PubCo Series A Common Stock for an aggregate purchase price of $55,000, pursuant to a stock purchase agreement and the Sponsor Investor purchased from PubCo an aggregate of 1,179,404 shares of PubCo Series A Common Stock, for an aggregate purchase price of $9,681 pursuant to a stock purchase agreement. The Institutional Investor and the Sponsor Investor satisfied in part their purchase obligations under the stock purchase agreements through purchases of 3,470,764 NRA Shares in the aggregate at market prices. Such shares were subject to Non-Redemption Agreements and the proceeds from CGC’s trust account released at Closing reflect non-redemption of such shares. CGC incurred PIPE Financing transactions costs of $3,750, leading to net PIPE Financing proceeds of $60,931.

(e)	Reflects the following pro forma adjustments for conversion of historical Factorial instruments associated with the Business Combination and the elimination of CGC accumulated deficit:

i.	The assumption includes the conversion of the $15,340 face value of the Factorial Convertible Notes which converted, at fair value, in accordance with the respective agreements resulting in 766,397 shares of Factorial Common Stock. The resulting 766,397 shares of Factorial Common Stock were then exchanged into 2,811,447 shares of PubCo Series A Common Stock with a $0.0001 par value per share in accordance with the Business Combination. The Company elected the Fair Value Option for the Factorial Convertible Notes in accordance with ASC 825, Financial Instruments. The Factorial Convertible Notes issued from issuance respectively through the three months ended March 31, 2026, included an aggregate fair value adjustment of $10,596 as of March 31, 2026. The pro forma adjustments also give effect to the change in conversion value of the Factorial Convertible Notes issued in May 2026 as a result of the Business Combination representing its carrying value of May 2026 Notes plus assumed interest through June 5, 2026 for pro forma purposes. As such, the estimated carrying value of the Factorial Convertible Notes required an incremental adjustment to accumulated deficit of $3,123, which consists of incremental value inclusive of the conversion value of interest to adjust the Factorial Convertible Notes to $29,059 as of the Merger Effective Time.

ii.	The conversion of 18,349,937 shares of Factorial Preferred Stock into Factorial Common Stock on a one-to-one basis and then exchanged into 67,314,957 shares of PubCo Series A Common Stock with a $0.0001 par value per share.

iii.	The cashless exercise of 295,558 Factorial Warrants into 362,625 shares of Factorial Common Stock immediately before the consummation of the Business Combination and then exchanged into 372,907 PubCo Series A Common Stock.

iv.	The exchange of 839,951 shares of Factorial Common Stock into 3,081,263 shares of PubCo Series A Common Stock with a $0.0001 par value per share.

v.	The exchange of 4,228,739 shares of Factorial Common Stock into 15,512,744 shares of PubCo Series B Common Stock with a $0.0001 par value per share. This adjustment has no impact on additional paid-in capital.

vi.	The removal of Factorial Treasury Stock into additional paid-in capital immediately prior to the Merger Effective Time by the Company as treasury stock was be automatically cancelled and extinguished, and no consideration was paid with respect thereto.

vii.	The elimination of historical CGC accumulated deficit of $14,009, through additional paid-in capital, net of the accumulated deficit impact of the assumed $3,123 change in fair value on the Factorial Convertible Notes discussed in footnote (e)(i). The income impact of the CGC pro forma interest earned on investments held in Trust of $1,611 discussed in footnotes (b) and (f)(i) and the accumulated deficit impact of the CGC transaction costs estimated to be incurred after May 31, 2026 of $2,590 discussed in footnote (c) are reclassified into additional paid-in capital due to the effects of the Business Combination as they represent income and expenses of CGC that are eliminated.

(f)	Reflects the following pro forma adjustments for redemptions associated with the Business Combination (refer to below table for pro forma entries):

i.	4,548,687 CGC Class A Ordinary shares previously subject to redemption for cash but not redeemed (accreted to the Redemption Price through an adjustment to accumulated deficit of $1,611 through the adjustment discussed in footnote (b)) and transferred to shareholders’ equity at $0.00001 par value.

ii.	The conversion of 6,900,000 CGC Class B Shares into 6,900,000 shares of PubCo Series A Common Stock, with a par value $0.00001 per share. Additionally, both the CGC Private Warrants and CGC Public Warrants survive the Business Combination and convert into PubCo Warrants and therefore result in no pro forma financial statement impact.

	CGC Class A Common Stock Subject to Redemption	CGC Class B Common Stock	Accumulated deficit	PubCo Series A common stock	Additional paid-in capital	Cash and cash equivalents
Redemptions	(285,869)	-	(1,611)	-	47,379	(240,101)
CGC Class B Conversion		(1)		1
Total	(285,869)	(1)	(1,611)	14	47,379	(240,101)

Unaudited Condensed Combined Pro Forma Statement of Operations
For the Three Months Ended March 31, 2026
(in thousands, except share and per share data)

			Pro Forma Combined
	Historical		Transaction Accounting		Pro Forma Statement of
	CGCT	Factorial	Adjustments	Notes	Operations
Operating expenses:
Research and development, net	$-	$1,942	$-		$1,942
Selling, general and administrative	811	4,549	2,590	(a)	7,950
Total operating expense	811	6,491	2,590		9,892
Loss from operations	(811)	(6,491)	(2,590)		(9,892)
Financing costs related to issuance of convertible promissory note	-	(37)	37	(b)	-
Change in fair value of warrant liability	-	(106)	106	(b)	-
Change in fair value of convertible promissory notes	-	(1,707)	1,707	(b)	-
Other income (expense), net	2,492	(234)	(2,492)	(c)	(234)
Income (loss) before provision for income taxes	1,680	(8,575)	(3,232)		(10,126)
Income tax expense	-	-	-		-
Net income/(loss)	$1,680	$(8,575)	$(3,232)		$(10,126)
Basic and diluted weighted average shares outstanding, Class A Common Stock Subject to Redemption	27,600,000	-
Basic and diluted net income per share, Class A Common Stock Subject to Redemption	$0.06	$-
Basic and diluted weighted average common stock outstanding, CGC Class B Common Stock, non-redeemable	6,900,000	-
Basic net loss per share, CGC Class B Common Stock, non-redeemable	$0.24	$-
Basic and diluted weighted average common stock outstanding		5,056,994
Basic and diluted net loss per share, common stock		$(1.70)
Basic and diluted pro forma weighted average shares outstanding					107,023,245	(d)
Basic and diluted pro forma net loss per share					$(0.09)

The pro forma adjustments to the unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2026 consist of the following:

(a)	Reflects CGC’s transaction expenses of approximately $2,590 ($3,737 total less $1,147 expensed by CGC through March 31, 2026) related to the Business Combination, excluding the $4,311 underwriter fee. Note that this adjustment does not reflect $10,259 of transaction expenses incurred by Factorial. The $10,259 of Factorial transaction expenses are presented net within stockholders’ equity (deficit) on the unaudited combined pro forma balance sheet as of March 31, 2026 pursuant to applicable accounting principles related to reverse recapitalizations.

(b)	Represents an adjustment to eliminate the financing costs related to Factorial’s issuance of Factorial Convertible Notes during the three months ended March 31, 2026, the change in fair value of the Factorial Convertible Notes issued during the three months ended March 31, 2026, and change in the fair value of the Factorial Warrants during the three months ended March 31, 2026, as this pro forma financial information assumes the Business Combination occurred on January 1, 2025 and therefore, includes the exchange of the Factorial Convertible Notes and Factorial Warrants into shares of PubCo Series A Common Stock as of the earliest period presented (i.e., January 1, 2025).

(c)	Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account associated with the proceeds from CGC’s IPO held in Trust for the three months ended March 31, 2026.

(d)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination occurred as of the earliest period presented (January 1, 2025). In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025.

The following unaudited pro forma condensed combined financial information has been prepared to present the actual impact of redemptions of ordinary shares by Public Shareholders at the time of the Business Combination for the three months ended March 31, 2026. Calculation of pro forma net loss per share excludes the following securities: (a) 20,600,000 shares of PubCo Series A Common Stock issuable upon the exercise of 13,800,000 CGC Public Warrants and 6,800,000 CGC Private Warrants; (b) 24,755,591 shares of PubCo Series A Common Stock that will be issuable upon the exercise or settlement of 19,639,374 Factorial Options, with a weighted average exercise price of $1.09 and of which 16,524,075 shares are exercisable based on shares outstanding as of the Merger Effective Time, and 5,116,217 Factorial RSUs, of which none are vested as of the Merger Effective Time; and (c) any shares of PubCo Series A Common Stock that will initially be available for issuance under the PubCo Incentive Plan and ESPP.

Further, under the Business Combination Agreement, the converted Factorial Options and Factorial RSUs retained substantially the same terms, including vesting conditions and other substantive provisions, as were applicable immediately prior to the Business Combination, with only equitable adjustments to the number of underlying shares and, for options, the exercise price to reflect the consideration ratio. As a result, the Business Combination did not in itself cause these awards to vest nor is it expected to result in incremental stock-based compensation expense solely from the conversion of such awards. Therefore, the impact of Factorial Options and Factorial RSUs has been excluded from these unaudited condensed pro forma financial statements as such awards remained as outstanding equity awards and not PubCo Series A Common Stock immediately following the Business Combination.

Pro Forma Combined
For the three months ended March 31, 2026
Pro forma net loss	$(10,126)
Pro forma basic and diluted net loss per share	$(0.09)
Number of shares of PubCo Common Stock
CGC’s Public Shareholders	4,548,687
Sponsor and DirectorCo	5,810,000
PIPE Institutional Investor	6,340,000
PIPE Sponsor Investor	1,179,404
Factorial Shareholders	89,083,036
Cantor Advisory Fee	62,118
Total shares outstanding	107,023,245

Unaudited Condensed Combined Pro Forma Statement of Operations
For the Year Ended December 31, 2025
(in thousands, except share and per share data)

			Pro Forma Combined
	Historical		Transaction Accounting		Pro Forma Statement of
	CGCT	Factorial	Adjustments	Notes	Operations
Operating expenses:
Research and development, net	$-	$24,323	$-		$24,323
Selling, general and administrative	1,158	22,202	3,061	(a)	26,421
Loss and impairment on lease termination	-	17,063	-		17,063
Total operating expense	1,158	63,588	3,061		67,807
Loss from operations	(1,158)	(63,588)	(3,061)		(67,807)
Financing costs related to issuance of convertible promissory note	-	(4,608)	4,608	(b)	-
Change in fair value of warrant liability	-	(2,230)	2,230	(b)	-
Change in fair value of convertible promissory notes	-	(4,389)	4,389	(b)	-
Other income (expense), net	7,377	970	(7,377)	(c)	970
Income (loss) before provision for income taxes	6,219	(73,845)	789		(66,837)
Income tax expense	-	-	-		-
Net income/(loss)	$6,219	$(73,845)	$789		$(66,837)
Basic and diluted weighted average shares outstanding, Class A Common Stock Subject to Redemption	18,197,802	-
Basic and diluted net income per share, Class A Common Stock Subject to Redemption	$0.25	$-
Basic weighted average common stock outstanding, CGC Class B Common Stock, non-redeemable	6,593,407	-
Basic net loss per share, CGC Class B Common Stock, non-redeemable	$0.25	$-
Diluted weighted average common stock outstanding, CGC Class B Common Stock, non-redeemable	6,900,000	-
Diluted net loss per share, CGC Class B Common Stock, non-redeemable	$0.25	$-
Basic and diluted weighted average common stock outstanding		5,026,704
Basic and diluted net loss per share, common stock		$(14.69)
Basic and diluted pro forma weighted average shares outstanding					107,023,245	(d)
Basic and diluted pro forma net loss per share					$(0.62)

The pro forma adjustments to the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2025 consist of the following:

(a)	Reflects CGC’s transaction expenses of approximately $3,061 ($3,737 total less $676 expensed by CGC through December 31, 2025) related to the Business Combination, excluding the $4,311 underwriter fee. Note that this adjustment does not reflect $10,259 of transaction expenses incurred by Factorial. The $10,259 of Factorial transaction expenses are presented net within stockholders’ equity (deficit) on the unaudited combined pro forma balance sheet as of March 31, 2026 pursuant to applicable accounting principles related to reverse recapitalizations.

(b)	Represents an adjustment to eliminate the financing costs related to Factorial’s issuance of Factorial Convertible Notes during the year ended December 31, 2025, the change in fair value of the Factorial Convertible Notes issued during the year ended December 31, 2025, and change in the fair value of the Factorial Warrants during the year ended December 31, 2025, as this pro forma financial information assumes the Business Combination occurred on January 1, 2025 and therefore, includes the exchange of the Factorial Convertible Notes and Factorial Warrants into shares of PubCo Series A Common Stock as of the earliest period presented (i.e., January 1, 2025).

(c)	Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account associated with the proceeds from CGC’s IPO held in Trust for the year ended December 31, 2025.

(d)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination occurred as of the earliest period presented (January 1, 2025). In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025.

The following unaudited pro forma condensed combined financial information has been prepared to present the actual impact of redemptions of ordinary shares by Public Shareholders at the time of the Business Combination for the year ended December 31, 2025. Calculation of pro forma net loss per share excludes the following securities: (a) 20,600,000 shares of PubCo Series A Common Stock issuable upon the exercise of 13,800,000 CGC Public Warrants and 6,800,000 CGC Private Warrants; (b) 24,755,591 shares of PubCo Series A Common Stock that will be issuable upon the exercise or settlement of 19,639,374 Factorial Options, with a weighted average exercise price of $1.09 and of which 16,524,075 shares are exercisable based on shares outstanding as of the Merger Effective Time, and 5,116,217 Factorial RSUs, of which none are vested as of the Merger Effective Time; and (c) any shares of PubCo Series A Common Stock that will initially be available for issuance under the PubCo Incentive Plan and ESPP.

Further, under the Business Combination Agreement, the converted Factorial Options and Factorial RSUs retained substantially the same terms, including vesting conditions and other substantive provisions, as were applicable immediately prior to the Business Combination, with only equitable adjustments to the number of underlying shares and, for options, the exercise price to reflect the consideration ratio. As a result, the Business Combination did not in itself cause these awards to vest nor is it expected to result in incremental stock-based compensation expense solely from the conversion of such awards. Therefore, the impact of Factorial Options and Factorial RSUs has been excluded from these unaudited condensed pro forma financial statements as such awards remained as outstanding equity awards and not PubCo Series A Common Stock immediately following the Business Combination.

Pro Forma Combined
For the three months ended March 31, 2026
Pro forma net loss	$(66,837)
Pro forma basic and diluted net loss per share	$(0.62)
Number of shares of PubCo Common Stock
CGC’s Public Shareholders	4,548,687
Sponsor and DirectorCo	5,810,000
PIPE Institutional Investor	6,340,000
PIPE Sponsor Investor	1,179,404
Factorial Shareholders	89,083,036
Cantor Advisory Fee	62,118
Total shares outstanding	107,023,245